Exhibit 10.7

                            Thorn Tree Resources LLC
                         888 Seventh Avenue, Suite 1608
                            New York, New York 10106

                                                  April 22, 2002

Emex Corporation
115 East 57th Street, Suite 1540
New York, New York  10022
Attention: Walter W. Tyler, CEO & President

Dear Walter:

      Thorn Tree Resources LLC ("Thorn Tree") agrees to amend the (i) Secured Grid Note in the principal amount of $628,000, dated January 23, 2002 (the "January Note"), issued by Emex Corporation (the "Company") in favor of Thorn Tree and (ii) the Secured Grid Note in the principal amount of $2,034,100, dated February 11, 2002 (the "February Note," and together with the January Note, the "Notes"), issued by the Company to Thorn Tree in order to extend the term of the Notes and amend the definition of Maturity Date, as defined in the January Note and the February Note, respectively. Thorn Tree agrees that the definition of the term Maturity Date shall be amended to December 31, 2002 in each of the January Note and the February Note. Except as amended hereby, all terms of the Notes shall remain in full force and effect.

      If the foregoing amendments are acceptable to the Company, please sign below in the space provided to acknowledge the Company's acceptance of the amendments and return this letter agreement to my attention at the address above.

                                              Very truly yours,

                                              Thorn Tree Resources LLC


                                              _________________________________
                                              David H. Peipers
                                              Manager

ACCEPTED:

Emex Corporation


By: ___________________________________
    Walter W. Tyler
    Chief Executive Officer & President